OMNI                                    Corporate Headquarters
OMNI BROADCASTING NETWORK               3960 Howard Hughes Parkway, Suite 500
                                        Las Vegas, Nevada 89109
                                        (702) 990-3801 . (702) 990-3501 Fax

                                        Broadcast Operations
                                        4322 Wilshire Boulevard, Suite 300
                                        Los Angeles, California  90010
                                        (323) 692-0544 . (323) 692-0545 Fax

                                        Web address:  www.omni-broadcasting.com




January 10, 2003


Mr. Donald Wilson
4322 Wilshire Blvd., Suite 200
Los Angeles, CA 90010

Dear Mr. Wilson:

This is to confirm that you will provide Omni Broadcasting Network, and its subsidiaries, entertainment and legal consulting services for a period of three (3) months. In consideration for the services provided, you shall receive a total of 290,000 shares of Omni
Broadcasting Network common stock.

If, and when, Omni Broadcasting begins trading publicly, your stock shall have the following restrictions:

     * Fifty percent (50%), 145,000 shares, shall have a lock-up period of one year;

     * Twenty-five percent (25%), 72,500 shares, shall have a lock-up period of two years; and

     * Twenty-five percent (25%), 72,500 shares, shall have a lock-up period of three years.

If you are in agreement with the aforementioned terms and conditions, please acknowledge by signing below.


Sincerely,

/s/ Roger Neal Smith

Roger Neal Smith, CEO



Agreed and accepted

/s/ Donald Wilson
___________________________
Donald K. Wilson





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